Exhibit 10.33

AMENDMENT ONE TO EXECUTIVE EMPLOYMENT AGREEMENT

THIS AMENDMENT (“Amendment”) to the EXECUTIVE EMPLOYMENT AGREEMENT (the “Agreement”), by and between AVITA Medical, Inc a Delaware corporation and its wholly owned subsidiary, AVITA Medical Americas, LLC, a Delaware limited liability company (the “Company”) and David O’Toole, an individual (the “Executive”). The Company and Executive are sometimes referred to individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Company and Executive (the “Parties”) entered into an Executive Employment Agreement with an Effective Date on or around June 15, 2023;

WHEREAS, certain modifications to the Agreement were approved at the Board of Directors meeting of August 9, 2023;

WHEREAS, the Parties wish to modify the Agreement to reflect the changes.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and intending to be legally bound, it is hereby agreed by and between the Parties hereto as follows:

1)
Section 3.2 (b) Good Reason is replaced in its entirety with the following:

“Good Reason. For purposes of this Agreement, “Good Reason” shall mean: (i) a material diminution in Executive’s authority, duties, or responsibilities in effect at the time of this Agreement; (ii) any reduction in the Executive’s then-current base salary; (iii) relocation of Executive’s principal place of work by a distance of fifty (50) miles or more from the Executive’s then-current principal place of work without the Executive’s consent; (iv) material breach by the Company of any provision of this Agreement; provided, however, that the conduct described in the foregoing subsections (i) through (iv) will only constitute Good Reason if such conduct is not cured within thirty (30) days after the Company’s receipt of written notice from the Executive specifying the particulars of the conduct the Executive believes constitutes Good Reason.”

Except as set forth herein, all other terms and conditions of the original Agreement shall be unaffected and remain unchanged and in full force and effect. If there is a conflict between this Amendment and the Agreement, the terms of this Amendment will prevail.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed, effective as of the August 9, 2023.

“EXECUTIVE”	“COMPANY”

By: /s/ David O'Toole	By: /s/ James Corbett
Date: December 1, 2023	Date: December 11, 2023
Name: David O’Toole Title: Chief Financial Officer	Name: James Corbett Title: Chief Executive Officer

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